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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-58464 ) and related joint proxy statement-prospectus of The First American Corporation for the registration of its common stock and to the incorporation by reference therein of our report dated February 23, 2001, with respect to the consolidated financial statements of Credit Management Solutions, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Baltimore, Maryland

April 23, 2001